Exhibit 4.33

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. FIRST ADDENDUM TO THE SHARE PURCHASE AGREEMENT between VODAFONE KENYA LIMITED and THE GOVERNMENT OF THE REPUBLIC OF KENYA

1 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 1 PARTIES 1.1 The Parties to this Addendum are — 1.1.1 Vodafone Kenya Limited; and 1.1.2 the Government of the Republic of Kenya. 1.2 The Parties agree as set out below. 2 INTERPRETATION In this Addendum — 2.1 words and phrases defined in the Agreement will bear the same meanings herein; 2.2 “Addendum” means this first addendum to the Agreement; 2.3 “Agreement” means the written agreement entitled “Share Purchase Agreement’ entered into between the Parties on 3 December 2025 relating to the purchase by the Purchaser of the Sale Shares from the Seller; 2.4 “Parties” means the parties to this Addendum and “Party” means either of them, as the context may require; and 2.5 “Signature Date” means the date of signature of this Addendum by the Party last signing. 3 INTRODUCTION 3.1 The Parties entered into the Agreement, which is subject to the fulfilment of certain Conditions Precedent. 3.2 Following the entering into of the Agreement, it was determined by the Parties that, inter alia, — 3.2.1 the Seller seeks to amend the definition of the Seller’s Designated Account; 3.2.2 it is no longer desirable for the Parties to jointly appoint a single Market Intermediary to effect the Sale, as contemplated in the Condition Precedent contained in clause 4.1.1 of the Agreement, and instead each of the Parties wish to appoint their own stockbroker to implement the Sale; 3.2.3 for practical reasons, the Purchaser has paid a portion of the Seller’s filing and submission fees relating to the Regulatory Filings and/or Regulatory Approvals, including to the CCC and EACCA on behalf of the Seller and the Parties agree that such amounts will be deducted from the Purchase Consideration;

3.2.4 to the extent that the Purchaser pays the Seller’s portion of any other filing and submission fees in respect of any Regulatory Filings and/or Regulatory Approvals on behalf of the Seller, the Parties agree that such amounts will likewise be deducted from the Purchase Consideration; and 3.2.5 the Purchase Consideration will only be paid once, inter alia, the Purchaser has been provided with proof that the amounts payable by the Seller to the NSE and the CDSC have been paid. 3.3 Therefore, the Parties have agreed to amend various provisions of the Agreement to provide for, inter alia, — 3.3.1 the amendment of the definition of “Sellers Designated Account”’, 3.3.2 the appointment by each Party of a separate stockbroker; 3.3.3 the deduction from the Purchase Consideration of any filing and submission fees in respect of any Regulatory Filings and/or Regulatory Approvals paid by the Purchaser on behalf of the Seller, including the filing and submission fees already paid by the Purchaser to the CCC and EACCA on behalf of the Seller; and 3.3.4 amend the Conditions Precedents contained in clauses in clause 4.1.7, 4.1.15, 4.116, and 4.1.12.1 such that they are capable of being waived by the Purchaser, and accordingly do so hereunder. 4 AMENDMENT OF THE AGREEMENT The Parties hereby agree to amend the Agreement, with effect from the Signature Date, by — 4.1 deleting clause 2.1.23 of the Agreement in its entirety; [***] CLIFFE DEKKER HOFMEYR

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH "[***]".

4.3 inserting a new clause 2.1.39A into the Agreement to read as follows:

"*2.1.39A* *"**Stockbrokers**" means, collectively, the licensed stockbroker appointed by each of the Seller and the Purchaser to execute the block trade in respect of the Sale, and "**Stockbroker**" means either of them as the context may require;*";

4.4 amending clause 4.1.1 of the Agreement to read as follows:

"*4.1.1* *(a) an Agreement between each of the Parties and its appointed Stockbroker ~~the Parties and the Market Intermediary~~ is entered into in terms of which the relevant Stockbroker~~Market Intermediary~~ agrees to (i) execute the block trade in respect of the Sale on the Closing Date; and (ii) prepare and issue a contract note in relation to such block trade; and (b) the Seller has provided a copy of the aforementioned agreement between it and its Stockbroker to the Purchaser and the Purchaser has confirmed in writing that the mandate of the Stockbroker contained therein is on terms to its satisfaction, acting reasonably;*";

4.5 amending clause 4.5 of the Agreement to read as follows:

"*4.5* *The Condition/s Precedent set out in —*

4.5.1 *clauses 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.11, 4.1.12 ~~(excluding clause 4.1.12.1)~~, 4.1.13, 4.1.14, 4.1.15, 4.1.16, 4.1.17, 4.1.18, 4.1.19, 4.1.20, 4.1.21 and 4.1.22 have been inserted for the benefit of the Purchaser, which will be entitled to waive fulfilment of such Condition Precedent/s, in whole or in part, on written notice to the Seller prior to the expiry of the relevant time period set out in the relevant aforementioned clauses; and*

4.5.2 *clauses ~~4.1.7,~~ 4.1.8, 4.1.9~~,~~ and 4.1.10~~, 4.1.11, 4.1.12.1, 4.1.15 and 4.1.16~~ are regulatory in nature and therefore may only be waived with the written consent of both Parties.*"

4.6 deleting clause 5.9.1 of the Agreement in its entirety;

CLIFFE DEKKER HOFMEYR

4.7 inserting a new clause 5.9A into the Agreement to read as follows: “5.9A The Parties hereby agree that the Purchaser has, on behalf of the Seller, paid the Seller’s portion of the fees payable to the CCC and EACCA and may, at its election, pay other filing and submission fees in respect of any Regulatory Filings and/or Regulatory Approvals on behalf of the Seller (“Deductible Fees ‘) and accordingly such fees shall be deducted from the Purchase Consideration paid by the Purchaser to the Seller in accordance with clause 8.3.”’. 4.8 inserting a new clause 5.9B into the Agreement to read as follows: “5.9B Each Party shall be responsible for the payment of any fees, commissions and costs of its appointed Stockbroker.”’, 4.9 amending clause 7.1 of the Agreement to read as follows: “7.1 The Purchase Consideration less the Deductible Fees will be paid by the Purchaser to the Seller on the Closing Date, against transfer of the Sale Shares from the Seller to the Purchaser in accordance with the provisions of clause 8.3.”; and 4.10 amending clause 8.3 of the Agreement to read as follows: “8.3 The Parties agree that the transfer of the Sale Shares from the Seller to the Purchaser will be effected by way of an on-market block trade on the NSE on a “free of payment” basis (“FOP Basis”). The Parties agree that the block trade of the Sale Shares shall be executed on a FOP Basis in accordance with the equity trading rules of the NSE and all applicable regulations. Accordingly, the Parties each Party shall, on or prior to the Closing Date, provide all instructions, consents and confirmations required by (i) the Market Intermediary Seller’s Stockbroker and the Purchaser’s Stockbroker to execute the Sale by way of a block trade; and (ii) the NSE and CDSC to enable the block trade of the Sale Shares to be recorded and settled, on a FOP Basis, on the Closing Date. The Parties further agree that payment of the Purchase Consideration (less the Deductible Fees) by the Purchaser to the Seller shall be made upon the execution of the block trade, the Purchaser being provided with proof of payment of the amounts payable by the Seller to the NSE and CDSC to the Purchaser’s satisfaction and confirmation of transfer of the Sale Shares into the SeUeEsPurchaseds CDSC account. The Seller acknowledges that the Purchase Consideration is, following payment to the Seller’s Designated Account in accordance with this Agreement, required to be transferred to the[***]held with the CBK in accordance with section 17(2) of the Public Finance Management Act, Chapter 412A of the Laws of Kenya and Regulations 64(4), 81(1) and 81(2) of the Public Finance Management (National Government) Regulations.”. 5 SAVINGS CLAUSE Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all of the remaining terms and conditions of the Agreement shall mutatis mutandis continue in full force and effect. 6 COSTS Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum. 7 SIGNATURE 7.1 This Addendum is signed by the Parties on the dates and at the places indicated below. 7.2 This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts. 7.3 The persons signing this Addendum in a representative capacity warrant their authority to do so. 7.4 The Parties record that it is not required for this Addendum to be valid and enforceable that a Party shall initial the pages of this Addendum and/or have its signature of this Addendum verified by a witness. 7.5 For purposes of this Addendum, any reference to “signature” or “execution” shall include advanced electronic signatures as provided for under the Kenya Information and Communications Act, Cap. 411A and the Kenya Information and Communications (Electronic Certification and Domain Name Administration) Regulations, 2020, and which advanced electronic signature shall be accompanied by a certificate issued by an electronic certification service provider, licenced under the Kenya Information and Communications Act, Cap. 411A and the Kenya Information and Communications (Electronic Certification and Domain Name Administration) Regulations, 2020. [Remainder of the page intentionally left blank. Signature pages to follow.]

SIGNED at on . 2026 For and on behalf of THE GOVERNMENT OF THE REPUBLIC OF KENYA, REPRESENTED BY THE CABINET SECRETARY TO THE NATIONAL TREASURY [***] [***] Name of Signatory [***] Designation of Signatory

SIGNED at on 2026 For and on behalf of VODAFONE KENYA LIMITED [***] Signature [***] Name of Signatory [***] Designation of Signatory AS WITNESSED BY [***] Signature [***] Name of Signatory [***] Designation of Signatory # CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. CLIFFE DEKKER HOFMEYR